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Exhibit 22


                              LIST OF SUBSIDIARIES

SUBSIDIARIES OF THE CORPORATION


     The Merchants National Bank of Aurora, a bank chartered under the laws of the United States.

     Merserco, Inc., a Delaware corporation.

     Valley Banc Service Corp., an Illinois corporation.

     Hinckley State Bank, an Illinois-chartered Bank.

     VBH Corporation, an Iowa corporation.

     Fox Valley Bank, an Illinois-chartered Bank.

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-3 of Merchants Bancorp, Inc. to the Merchants Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan and in the Registration Statement on Form S-8 of Merchants Bancorp, Inc. to the Merchants Bancorp, Inc. 1993 Stock Incentive Plan, of our report dated February 5, 1997 on the Company's 1996 consolidated financial statements included in the Form 10-K of Merchants Bancorp, Inc. for the year ended December 31, 1996.





                    Crowe, Chizek and Company LLP


Oak Brook, Illinois
March 25, 1997